
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               269,647
<SECURITIES>                                         1,893,004
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       3,529,882<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           3,306,239
<TOTAL-LIABILITY-AND-EQUITY>                         3,529,882<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     120,891<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     278,774<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (61,592)<F5>
<EPS-BASIC>                                          (1.02)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
 $1,340,552 and Other assets of  $26,679
<F2>Included in Total  Liabilities and Equity:  Accounts payable to affiliates of $205,138 and Accounts payable and accrued expenses of
$18,505
<F3>Included in Total Revenue: Investment of  $60,332 and Other of  $60,559
<F4>Included in Other Expenses: Asset management fees of $141,216,  General and administrative of $125,547,  Provision for valuation of
investments in Local Limited Partnerships of $300 and Amortization of  $11,711
<F5>Included in Net loss: Equity in income of Local Limited Partnerships of
 $96,291

